Exhibit 99.1

Genie Energy Announces First Quarter 2025 Results

Newark, NJ – May 6, 2025 Genie Energy, Ltd. (NYSE: GNE), a leading retail energy and renewable energy solutions provider, today announced results for the first quarter of 2025.

Michael Stein, Chief Executive Officer of Genie Energy, commented:

"Our first quarter featured strong operational and financial results, highlighted by robust increases in revenue, profitability and cash generation compared to the year ago quarter.

"At GRE, the significant investments we made in 2024 to expand our customer base drove a year-over-year increase of over 48,000 net new meters.  We ended the quarter with approximately 413,000 meters served comprising 402,000 RCEs.  Customer base growth in combination with a stable pricing environment enabled GRE to generate an 18% increase in both revenue and income from operations compared to the year ago quarter.

"At GREW, we continue to advance our utility-scale project pipeline including the construction of our first community solar project in Lansing, New York.  The Lansing array is on track for completion as early as the third quarter of this year.  We expect it will become EBITDA accretive immediately once online."

"During the first quarter, we again returned value directly to our stockholders, repurchasing approximately 127,000 shares and paying our regular quarterly dividend of $0.075 per share."

First Quarter 2025 Highlights

(Unless otherwise noted, 1Q25 results are compared to 1Q24, and results of Genie Retail Energy International (GREI) are included in discontinued operations for all periods.)

●	Revenue increased 14.3% to $136.8 million from $119.7 million;
●	Gross profit increased 10.6% to $37.4 million from $33.8 million. Gross margin decreased to 27.3% from 28.2%;
●	Income from operations increased to $12.8 million from $9.8 million;
●	Adjusted EBITDA[1] increased to $14.4 million from $11.7 million;
●	Net income attributable to Genie common stockholders and income per diluted share (EPS) attributable to Genie common stockholders of $10.6 million and $0.40 compared to $8.1 million and $0.30, respectively;

●	Non-GAAP net income[1] and non-GAAP EPS[1] attributable to Genie common stockholders of $11.1 million and $0.42 compared to $8.9 million and $0.33, respectively;

1

	●	Cash and cash equivalents, short and long-term restricted cash, and marketable equity securities increased to $210.2 million at March 31, 2025;
	●	Genie repurchased approximately 127,000 shares of its Class B Common stock for $1.9 million during 1Q25;
	●	Genie will pay a $0.075 per share quarterly dividend to Class A and Class B common stockholders on May 30, 2025, with a record date of May 19, 2025.
[1]	Adjusted EBITDA, Non-GAAP net income attributable to Genie Energy Ltd. common stockholders, and Non-GAAP EPS for all periods presented are non-GAAP measures intended to provide useful information that supplements the core operating results in accordance with GAAP for Genie Energy or the relevant segment. Please refer to the Reconciliation of Non-GAAP Financial Measures at the end of this release for an explanation of these non-GAAP metrics, as well as reconciliations to its most directly comparable GAAP measures.

Select Financial Metrics

(in millions except for EPS)*	1Q25	1Q24	Change
Total revenue	$136.8	$119.7	14.3%
Genie Retail Energy	$132.5	$112.5	17.8%
Electricity	$104.1	$89.4	16.4%
Natural gas	$28.4	$22.4	26.8%
Others	$0.0	$0.7	(99.6)%
Genie Renewables	$4.3	$7.2	-40.0%
Gross margin	27.3%	28.2%	(90)	bps
Genie Retail Energy	27.1%	28.6%	(150)	bps
Genie Renewables	33.7%	22.0%	1,170	bps
Income from operations	$12.8	$9.8	30.3%
Operating margin	9.4%	8.2%	120	bps
Net income from continuing operations	$10.4	$8.4	23.4%
Loss attributable to discontinued operations, net of tax	$(0.1)	$(0.3)	(60.7)%
Net income attributable to Genie common stockholders	$10.6	$8.1	30.9%
Diluted earnings per share	$0.40	$0.30	$0.10
Non-GAAP net income attributable to Genie common stockholders	$11.1	$8.9	24.7%
Non-GAAP diluted earnings per share	$0.42	$0.33	$0.09
Adjusted EBITDA	$14.4	$11.7	22.7%
Cash flow from continuing operating activities	$13.5	$8.7	55.1%
*	Numbers may not add due to rounding

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Segment Highlights

Genie Retail Energy (GRE)

GRE's first quarter revenue increased 17.8% to $132.5 million from $112.5 million last year. Income from operations increased 18.2% to $16.8 million from $14.2 million, and Adjusted EBITDA increased 17.1% to $17.1 million from $14.6 million.  The increases primarily reflect the growth in GRE's customer base and higher consumption per customer.

GRE Operational Metrics

(RCEs and Meters in thousands at end of period)*	1Q25	1Q24	Change
RCEs	402	348	15.6%
Electricity	318	267	19.2%
Natural gas	84	81	3.8%
Meters	413	365	13.3%
Electricity	325	281	15.6%
Natural gas	88	83	5.4%
Gross meter additions during the period	61	70	(12.8)%
Churn**	5.5%	5.5%	—%

*	Numbers may not add due to rounding
**	Excludes the impacts of aggregation deal expirations

Genie Renewables (GREW)

GREW's first quarter revenue decreased 40.0% to $4.3 million from $7.2 million in 1Q24, primarily reflecting Genie Solar's exit from the commercial-scale projects business during the second half of 2024. Diversegy, Genie's energy brokerage business, increased revenue by 55% year-over-year, and contributed the significant majority of GREW revenues in 1Q25.

GREW's loss from operations increased to $0.9 million from $0.6 million in 1Q24.

At March 31, 2025, Genie Solar's operating portfolio and development pipeline comprised:

Pipeline	Total	Operational	Site Control	Permitting	Construction
MW	123	10	97	6	10
Project count	18	1	14	1	2

During the quarter, portfolio and pipeline net additions totaled 15 MW and 2 projects.

Balance Sheet and Cash Flow Highlights

As of March 31, 2025, Genie reported cash and cash equivalents, short and long-term restricted cash, and marketable equity securities of $210.2 million.

Total assets as of March 31, 2025 were $384.4 million. Liabilities totaled $197.0 million, and working capital (current assets less current liabilities) totaled $121.2 million.

Cash provided by operating activities increased to $13.5 million in 1Q25 from $8.7 million in 1Q24.

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Trended Financial Information*

(in millions except EPS)**	1Q24	2Q24	3Q24	4Q24	1Q25	2023	2024
Total Revenue	$119.7	$90.7	$111.9	$102.9	$136.8	$428.7	$425.2
Genie Retail Energy	$112.5	$86.7	$105.8	$98.4	$132.5	$409.9	$403.6
Electricity	$89.4	$78.3	$100.7	$82.1	$104.1	$350.8	$350.8
Natural gas	$22.4	$8.4	$5.1	$16.2	$28.4	$56.0	$52.1
Others	$0.7	$0.0	$0.1	$0.0	$0.0	$3.1	$0.7
Genie Renewables	$7.2	$4.0	$6.1	$4.5	$4.3	$18.8	$21.9
Gross Profit	$33.8	$33.3	$37.9	$33.5	$37.4	$146.2	$138.8
Genie Retail Energy	$32.2	$32.3	$35.8	$31.9	$35.9	$143.3	$132.4
Genie Renewables	$1.6	$1.1	$2.1	$1.5	$1.5	$2.8	$6.3
Gross Margin	28.2%	36.8%	33.9%	32.5%	27.3%	34.1%	32.6%
Genie Retail Energy	28.6%	37.2%	33.8%	32.4%	27.1%	35.0%	32.8%
Genie Renewables	22.0%	26.8%	34.9%	33.9%	33.7%	15.1%	29.0%
Income (loss) from operations	$9.8	$10.6	$11.7	$(20.8)	$12.8	$10.0	$11.3
Operating margin	8.2%	11.6%	10.4%	(20.2)%	9.4%	2.3%	2.7%
Net income (loss) attributable to Genie common stockholders	$8.1	$9.6	$10.2	$(15.3)	$10.6	$19.2	$12.6
Diluted earnings (loss) per share	$0.30	$0.36	$0.38	$(0.58)	$0.40	$0.74	$0.5
Adjusted EBITDA	$11.7	$12.0	$13.6	$11.1	$14.41	$58.2	$48.5

*	Some Genie Retail Energy International (GREI) operations have been classified as a discontinued operation and their results excluded from current and historical results
**	Numbers may not add due to rounding

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Earnings Announcement and Supplemental Information

At 8:30 AM Eastern this morning, Genie Energy’s management will host a conference call to discuss the Company's financial and operational results, business outlook, and strategy. The call will begin with management’s remarks, followed by Q&A with investors.

To participate in the conference call, dial 1-877-545-0523 (toll-free from the US) or 1-973-528-0016 (international) and provide the following participant access code: 585907.

Approximately three hours after the call, a call replay will be accessible by dialing 1-877-481-4010 (toll-free from the US) or 1-919-882-2331 (international) and providing the replay passcode: 52352. The replay will remain available through Tuesday, May 20, 2025. In addition, a recording of the call will be available for playback on the “Investors” section of the Genie Energy website.

About Genie Energy Ltd.

Genie Energy Ltd., (NYSE: GNE) is a leading retail energy and renewable energy solutions provider. The Genie Retail Energy division (GRE) supplies electricity, including electricity from renewable resources, and natural gas to residential and small business customers in the United States. The Genie Renewables division's (GREW) holdings include Genie Solar, a vertically-integrated provider of community and utility-scale solar energy solutions, and Diversegy, an energy procurement advisor. For more information, visit Genie.com.

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Contact

Bill Ulrey

Investor Relations

Genie Energy, Ltd.

wulrey@genie.com

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GENIE ENERGY LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents (including amounts related to variable interest entity of $255 and $263 at March 31, 2025 and December 31, 2024, respectively)	$112,544	$104,456
Restricted cash—short-term	27,178	26,608
Marketable equity securities	405	357
Trade accounts receivable, net of allowance for doubtful accounts of $8,238 and $8,086 at March 31, 2025 and December 31, 2024, respectively (including amounts related to variable interest entity of $255 and $250 at March 31, 2025 and December 31, 2024, respectively)	64,218	61,858
Inventory	13,726	12,188
Prepaid expenses (including amounts related to variable interest entity of $130 and $307 at March 31, 2025 and December 31, 2024, respectively)	9,503	9,893
Other current assets	9,207	8,493
Current assets of discontinued operations	1,727	3,594
Total current assets	238,508	227,447
Restricted cash—long-term	70,104	69,580
Property and equipment, net	26,866	25,246
Goodwill	12,686	12,749
Other intangibles, net	2,275	2,367
Deferred income tax assets, net	7,045	7,055
Other assets (including amounts related to variable interest entity of $364 and $363 at March 31, 2025 and December 31, 2024, respectively)	22,305	22,365
Noncurrent assets of discontinued operations	4,589	4,466
Total assets	$384,378	$371,275
Liabilities and equity
Current liabilities:
Trade accounts payable	29,752	31,233
Accrued expenses (including amounts related to variable interest entity of $476 and $502 at March 31, 2025 and December 31, 2024, respectively)	52,497	48,793
Income taxes payable	13,596	9,196
Current captive insurance liability	9,236	9,120
Current debt, net	2,167	357
Due to IDT Corporation, net	136	135
Other current liabilities	6,227	6,393
Current liabilities of discontinued operations	3,706	4,585
Total current liabilities	117,317	109,812
Noncurrent captive insurance liability	70,104	69,580
Noncurrent debt, net	6,838	8,668
Other liabilities	2,022	2,959
Noncurrent liabilities of discontinued operations	707	705
Total liabilities	196,988	191,724
Commitments and contingencies	—	—
Equity:
Genie Energy Ltd. stockholders’ equity:
Preferred stock, $0.01 par value; authorized shares - 10,000:
Series 2012-A, designated shares - 8,750; at liquidation preference, consisting of 0 shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Class A common stock, $0.01 par value; authorized shares - 35,000; 1,574 shares issued and outstanding at March 31, 2025 and December 31, 2024	16	16
Class B common stock, $0.01 par value; authorized shares -200,000 ; 29,324 and 29,310 shares issued and 25,336 and 25,482 shares outstanding at March 31, 2025 and December 31, 2024, respectively	293	293
Additional paid-in capital	159,981	159,192
Treasury stock, at cost, consisting of 3,988 and 3,828 shares of Class B common stock at March 31, 2025 and December 31, 2024	(39,835)	(37,486)
Accumulated other comprehensive income	4,373	3,919
Retained earnings	73,178	64,574
Total Genie Energy Ltd. stockholders’ equity	198,006	190,508
Noncontrolling interests:
Noncontrolling interests	(9,833)	(10,174)
Receivable for issuance of equity of a subsidiary	(783)	(783)
Total noncontrolling interests	(10,616)	(10,957)
Total equity	187,390	179,551
Total liabilities and equity	$384,378	$371,275

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GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands, except per share data)
Revenues:
Electricity	$104,063	$89,396
Natural gas	28,409	22,398
Other	4,335	7,894
Total revenues	136,807	119,688
Cost of revenues	99,444	85,902
Gross profit	37,363	33,786
Operating expenses:
Selling, general and administrative (i)	23,887	22,901
Provision for captive insurance liability	645	1,036
Income from operations	12,831	9,849
Interest income	1,981	1,340
Interest expense	(189)	(32)
Gain on marketable equity securities and other investments	168	117
Other income, net	(6)	80
Income before income taxes	14,785	11,354
Provision for income taxes	(4,380)	(2,920)
Net income from continuing operations	10,405	8,434
Loss from discontinued operations, net of taxes	(104)	(265)
Net income	10,301	8,169
Net income (loss) attributable to noncontrolling interests, net	(329)	46
Net income attributable to Genie Energy Ltd. common stockholders	$10,630	$8,123

Net income attributable to Genie Energy Ltd. common stockholders
Continuing operations	$10,734	$8,388
Discontinued operations	(104)	(265)
Net income attributable to Genie Energy Ltd. common stockholders	$10,630	$8,123

Earnings (loss) per share attributable to Genie Energy Ltd. common stockholders:
Basic:
Continuing operations	$0.40	$0.31
Discontinued operations	—	(0.01)
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.40	$0.30
Diluted
Continuing operations	$0.40	$0.31
Discontinued operations	—	(0.01)
Earnings per share attributable to Genie Energy Ltd. common stockholders	$0.40	$0.30

Weighted-average number of shares used in calculation of earnings per share:
Basic	26,338	26,790
Diluted	26,612	27,298

Dividends declared per common share	$0.075	$0.075
(i) Stock-based compensation included in selling, general and administrative expenses	$739	$749

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GENIE ENERGY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Operating activities
Net income	$10,301	$8,169
Net loss from discontinued operations, net of tax	(104)	(265)
Net income from continuing operations	10,405	8,434
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for captive insurance liability	645	1,036
Depreciation and amortization	235	219
Provision for doubtful accounts receivable	309	729
Stock-based compensation	739	749
Unrealized gain on marketable equity securities and investment and others, net	(171)	(49)
Inventory valuation allowance	—	417
Changes in assets and liabilities:
Trade accounts receivable	(2,668)	1,093
Inventory	(1,538)	(2,191)
Prepaid expenses	390	581
Other current assets and other assets	(209)	505
Trade accounts payable, accrued expenses and other liabilities	981	(5,694)
Due to IDT Corporation, net	1	(25)
Income taxes payable	4,400	2,914
Net cash provided by operating activities of continuing operations	13,519	8,718
Net cash provided by operating activities of discontinued operations	1,830	4,208
Net cash provided by operating activities	15,349	12,926
Investing activities
Capital expenditures	(1,773)	(1,206)
Improvement of investment property	(370)	—
Purchase of solar system facility	—	(1,344)
Purchases of marketable equity securities and other investment	—	(2,094)
Purchase of equity of subsidiary	—	(1,200)
Proceeds from return of investments	50	—
Net cash used in investing activities	(2,093)	(5,844)
Financing activities
Dividends paid	(2,026)	(2,121)
Repurchases of Class B common stock	(1,887)	(4,101)
Repurchases of Class B common stock from employees	(462)	(1,508)
Net cash used in financing activities	(4,375)	(7,730)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(80)	74
Net increase (decrease) in cash, cash equivalents, and restricted cash	8,801	(574)
Cash, cash equivalents, and restricted cash (excluding cash held at discontinued operations) at beginning of period	201,958	165,479
Cash, cash equivalents and restricted cash (including cash held at discontinued operations) at end of the period	210,759	164,905
Less: Cash of discontinued operations at end of period	933	2,886
Cash, cash equivalents, and restricted cash (excluding cash held at discontinued operations) at end of period	$209,826	$162,019
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Reconciliation of Non-GAAP Financial Measures for the First Quarter of 2025

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), Genie Energy disclosed Adjusted EBITDA on a consolidated basis and for GRE and disclosed Non-GAAP Net Income Attributable to Genie Energy Ltd. Common Stockholders (Non-GAAP Net Income and Non-GAAP earnings per share (Non-GAAP EPS). Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are non-GAAP financial measures.

Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Genie’s measure of consolidated Adjusted EBITDA starts with income from operations and adds back depreciation, amortization, and stock-based compensation and deducts impairment of assets and equity in the net loss of equity method investees, net.

Genie's measure of Non-GAAP Net Income starts with net income attributable to Genie Energy Ltd. Common Stockholders in accordance with GAAP and adds captive insurance liability and the tax effect of this adjustment. These additions  are non-cash and/or non-routine items in the relevant periods.

Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, revenue, gross profit, income from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, Genie’s measurement of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Management believes that Genie’s measure of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS provide useful information to both management and investors by excluding certain expenses that may not be indicative of Genie’s or GRE’s core operating results. Management uses Adjusted EBITDA, non-GAAP Net Income and Non-GAAP EPS, among other measures, as relevant indicators of core operational strengths in its financial and operational decision-making.

Management also uses Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to evaluate operating performance in relation to Genie’s competitors. Disclosure of these non-GAAP financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, Genie Energy has historically reported Adjusted EBITDA and believes it is commonly used by readers of financial information in assessing performance. Therefore, the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS as well as the GAAP measures revenue, gross profit, and income from operations, as well as net income, on a consolidated level to facilitate internal and external comparisons to Genie's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

Although depreciation and amortization are considered operating costs under GAAP, they primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Genie’s operating results exclusive of depreciation and amortization are therefore useful indicators of its current performance.

Stock-based compensation recognized by Genie Energy and other companies may not be comparable because of the various valuation methodologies, subjective assumptions, and the variety of types of awards that are permitted under GAAP. Stock-based compensation is excluded from Genie’s calculation of Adjusted EBITDA because management believes this allows investors to make more meaningful comparisons of the operating results of Genie’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for Genie Energy for the foreseeable future and an important part of employees’ compensation that impacts their performance.

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Impairment of assets is a component of income (loss) from operations that is excluded from the calculation of Adjusted EBITDA. The impairment of assets is primarily dictated by events and circumstances outside the control of management that trigger an impairment analysis. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of Genie's continuing operations.

Captive insurance liability is a non-cash charge incurred by Genie's insurance operations. While there may be related charges in other periods, the magnitude of these changes can fluctuate markedly and do not reflect the performance of Genie's continuing operations. Captive insurance losses are excluded from Genie's calculation of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results of Genie’s core business with the results of other companies.

Following are the reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS on a consolidated basis to its most directly comparable GAAP measure. Adjusted EBITDA is reconciled to income from operations for Genie Energy on a consolidated basis as well as for GRE.

Non-GAAP Reconciliation - Consolidated Adjusted EBITDA

(in millions)	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2023	2024
Income (loss) from operations	$11.3	$15.0	$17.9	$(34.2)	$9.8	$10.6	$11.7	(20.8)	12.8	$10.0	$11.3
Add back
Captive insurance liability	$0.0	$0.0	$0.0	$45.1	$1.0	$0.6	$1.0	30.9	0.6	$45.1	$33.6
Depreciation and amortization	$0.1	$0.1	$0.1	$0.2	$0.2	$0.2	$0.2	0.2	0.2	$0.5	$0.9
Non-cash compensation	$0.8	$0.8	$0.6	$0.5	$0.7	$0.5	$0.6	0.6	0.7	$2.7	$2.3
Impairment	$0.0	$0.0	$0.0	$0.0	$0.0	$0.1	$0.1	0.0	0	$0.0	$0.2
Equity in net loss (income) of equity method investees	$0.2	$(0.1)	$(0.1)	$(0.1)	$(0.1)	$0.0	$0.0	0.1	0.0	$(0.1)	$0.2
Adjusted EBITDA	$12.4	$15.8	$18.5	$11.5	$11.7	$12.0	$13.6	11.1	14.4	$58.2	$59.5

Non-GAAP Reconciliation - GRE Adjusted EBITDA

(in millions)	1Q25	1Q24	2024	2023
Income from operations	$16.8	$14.2	$56.5	$71.9
Add back
Depreciation and amortization	$0.1	$0.1	$0.3	$0.3
Stock-based compensation	$0.3	$0.2	$1.1	$1.0
Impairment	$0.0	$0.0	$0.0	$0.0
Equity in the income of equity method investees	$(0.1)	$0.0	$0.5	$0.0
Adjusted EBITDA	$17.1	$14.6	$58.4	$73.3

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 Non-GAAP Reconciliation - Consolidated Non-GAAP Net Income Attributable to Genie Energy Ltd. Common Stockholders and Non-GAAP Diluted Income Per Share

(in millions except for EPS)	1Q25	1Q24	2024	2023
Net income attributable to Genie Energy Ltd. common stockholders	$10.6	$8.1	$12.6	$19.2
Add back
Captive insurance liability	$0.6	$1.0	$33.6	$45.1
Income tax effect of adjustment	$(0.2)	(0.3)	$(8.8)	$(10.5)
Non-GAAP net income attributable to Genie Energy Ltd. common stockholders	$11.1	$8.9	$37.4	$53.7

Diluted earnings per share	$0.40	$0.30	$0.46	$0.74
Total adjustments	$0.02	$0.03	$0.91	$1.33
Non-GAAP diluted earnings per share	$0.42	$0.33	$1.38	$2.06

Weighted average number of shares used in the calculation of diluted earnings per share	26.6	27.3	27.2	26.1

# # #

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